UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2017

Brixmor Property Group Inc.

Brixmor Operating Partnership LP

(Exact name of registrant as specified in its charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 869-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, Brixmor Property Group Inc. (the “Company”) entered into an agreement in July 2017 to settle the putative securities class action complaint filed in March 2016 by the Westchester Putnam Counties Heavy & Highway Laborers Local 60 Benefit Funds related to the review conducted by the Audit Committee of the Company, which was described in further detail in the Company’s Current Report on Form 8-K filed on February 8, 2016. On December 6, 2017, the United States District Court for the Southern District of New York stated that the court was granting final approval of the settlement and that an order to this effect would be entered. Pursuant to the approved settlement, without any admission of liability, the Company will pay $28 million to settle the claims. This amount is within the coverage amount of the Company’s applicable insurance policies. The settlement provides for the release of, among others, the Company, its subsidiaries, and their respective current and former officers, directors and employees from the claims that were or could have been asserted in the class action litigation. Certain institutional investors elected to opt out of the settlement and will not be bound by the release or receive any settlement proceeds. The Company expects that the resolution of any future related claims asserted by such opt-outs will also be within the coverage amount of the Company’s applicable insurance policies.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the amount of potential future claims against the Company, related insurance coverage and other non-historical statements. Such forward-looking statements are subject to various risks and uncertainties, including that future settlements or damages awarded in a lawsuit related to the matters discussed above will exceed the coverage amount of the Company’s applicable insurance policies, and those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President, General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

By:	Brixmor OP GP LLC, its general partner
By:	BPG Subsidiary Inc., its sole member

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President, General Counsel and Secretary

Date: December 7, 2017